EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Number 333-28673, 28673-01 (dated June 13, 1997 on Form S-2), of People's Bancshares, Inc. of our report dated January 24, 1997 on the financial statements of People's Bancshares, Inc. appearing in the Annual Report on Form 10-K of People's Bancshares, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.